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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report in this registration statement and to the incorporation by reference in this registration statement of our report dated January 17, 2001, except with respect to matters discussed in Note Q, as to which the date is February 7, 2001, included in BioSphere Medical, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
June 1, 2001